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                                                                    EXHIBIT 10.2

                                IDM PHARMA, INC.
                                 2000 STOCK PLAN

               DEFERRED ISSUANCE RESTRICTED STOCK BONUS AGREEMENT

      Pursuant to the Deferred Issuance Restricted Stock Bonus Grant Notice ("GRANT NOTICE") and this Deferred Issuance Restricted Stock Bonus Agreement (collectively, the "AWARD") and in consideration of your past services, IDM Pharma, Inc. (the "COMPANY") has awarded you a deferred issuance restricted stock bonus under its 2000 Stock Plan (the "PLAN") for the number of shares of the Company's Common Stock subject to the Award as indicated in the Grant Notice. Your Award is granted to you effective and contingent upon the closing date of the Share Exchange Agreement made and entered into as of March 15, 2005, as amended, between the Company and certain shareholders of IDM, S.A (the "EFFECTIVE DATE"). Defined terms not explicitly defined in this Deferred Issuance Restricted Stock Bonus Agreement but defined in the Plan shall have the same definitions as in the Plan.

                                    RECITALS

      WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the "CODE") provides that deferred compensation arrangements (including, in this case, the Award) that do not comply with, among other things, the distribution requirements of Code Section 409A, are subject to an additional 20% tax, plus interest, on the distribution.

      WHEREAS, Code Section 409A provides that the payment of the deferred compensation must not occur prior to: (i) Termination of Service (but "key employees" of publicly traded companies must wait an additional six months),
(ii) Disability, (iii) death, (iv) a fixed date (or dates) specified at the time of deferral, (v) a change in control, or (vi) the occurrence of an unforeseeable emergency.

      WHEREAS, you are a "key employee" for purposes of the distribution limitations contained in Code Section 409A and as defined in Code Section 416(i).

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree that the details of your Award are as follows:

      1. VESTING.

            (a) Subject to the limitations contained herein, your Award will vest in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

            [(b) Notwithstanding anything to the contrary set forth herein, upon the occurrence of any of the following events, the vesting of your Award will be accelerated in full, provided that you remain in the Company's Continuous Service from the Effective Date through such applicable date:

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[ ] For purposes of the additional vesting provided in this Section 1(b), the accelerated vesting, if any, shall be with respect to shares scheduled to vest last in time.]

      2. NUMBER OF SHARES. The number of shares subject to your Award may be adjusted from time to time for capitalization adjustments, as provided in the
Section 12(a) of the Plan.

      3. SECURITIES LAW COMPLIANCE. You may not be issued any shares under your Award unless the shares are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

      4. LIMITATIONS ON TRANSFER. Your Award is not transferable, except by will or by the laws of descent and distribution. In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Common Stock held by you under the Award until the shares are issued to you in accordance with Section 6 of this Agreement. After the shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws.

      5. DIVIDENDS. You shall be entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of shares covered by your Award, provided that if any such dividends or distributions are paid in shares, the Fair Market Value of such shares shall be converted into additional shares covered by the Award, and further provided that such additional shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares subject to the Award with respect to which they relate.

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      6. DATE OF ISSUANCE.

            (a) The Company will issue to you a number of shares of the Company's Common Stock equal to the number of vested shares subject to your Award, including any additional shares received pursuant to Section 5 above that relate to those vested shares, on the earlier of (i) the _________________ (_____) month anniversary of the Effective Date, or (ii) the effective date of your Termination of Service. "TERMINATION OF SERVICE" means your "separation from service" from the Company and its Affiliates for purposes of Section 409A of the Code, including that which occurs as a result of your death or Disability, as defined below.

            (b) Notwithstanding anything to the contrary set forth herein, because you are a "key employee" for purposes of the distribution limitations contained in Code Section 409A and as defined in Code Section 416(i), share issuances to you as a result of your Termination of Service shall not be made before the date which is six (6) months following the date of your Termination of Service, or, if earlier, the date of your death or Disability, as defined below.

            (c) Notwithstanding anything to the contrary set forth herein, if the date of issuance of your shares would occur on a date during which executive officers of the Company are prohibited by Company policy or applicable securities or exchange rules from trading the stock of the Company, the vested shares shall not be issued to you until the next business date during which trading Company shares is not prohibited.

            (d) For purposes of this Agreement, "DISABILITY" means you are (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve
(12) months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

      7. RESTRICTIVE LEGENDS. The shares issued under your Award shall be endorsed with appropriate legends determined by the Company.

      8. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

      9. WITHHOLDING OBLIGATIONS.

            (a) On or before the time you receive a distribution of shares pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and/or any other amounts payable to you, and otherwise agree to make adequate

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provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.

            (b) Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares of Common Stock subject to your Award.

      10. UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company's obligation, if any, to issue shares pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares purchased pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

      11. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

      12. MISCELLANEOUS.

            (a) The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

            (b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

            (c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

      13. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

      14. SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid

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shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

      15. EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee's benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company's or any Affiliate's employee benefit plans.

      16. AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.